UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 28, 2014

CATCHMARK TIMBER TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-36239	20-3536671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Concourse Parkway, Suite 2325
Atlanta, Georgia 30328
          (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (855) 858-9794

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets

On October 30, 2014, CatchMark Timber Trust, Inc. (the “Company”) completed its purchase of approximately 21,300 acres of timberland located in Southwest Louisiana (the “Beauregard Timberlands”) from Hancock Natural Resource Group for approximately $38.5 million, exclusive of closing costs. The Beauregard Timberlands contain approximately 0.9 million tons of merchantable timber, comprising 76% pine plantations by acreage and 65% sawtimber by tons.

As of October 30, 2014, after considering the Beauregard Timberlands, the Company owns interests in approximately 397,100 acres of timberlands in Alabama, Georgia, Florida, Louisiana, and Texas; 367,500 acres of which were held in fee-simple interests and 29,600 acres held in leasehold interests.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On October 28, 2014, the Company borrowed $39.0 million under its multi-draw term loan facility to fund the acquisition of the Beauregard Timberlands and associated expenses. For more information regarding the multi-draw term loan facility, see our Current Reports on Form 8-K filed on June 2, 2014 and December 26, 2013 and the exhibits thereto which are incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Exhibit Description
99.1	Press Release -CatchMark Acquires Timberlands in SW Louisiana for $38.5 Million

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers of this report should be aware that there are various factors that could cause actual results to differ materially from any forward-looking statements made in this report. Factors that could cause or contribute to such differences include, but are not limited to, the Company may not generate the harvest volumes from the Beauregard Timberlands that it currently anticipates, the mix of timberland located on the Beauregard Timberlands may be different than the Company currently anticipates which may impact the revenues that the Beauregard Timberlands will generate, as well as changes in general economic and business conditions in the geographic regions where the Company’s timberlands are located, changes in timber prices and their impact on the Company’s revenues, changes in the supply of timberlands available for acquisition that meet the Company’s investment criteria, the Company's ability to access external sources of capital and the impact that potential increases in interest rates could have on the Company's business, industry trends, and changes in government rules and regulations (including changes in tax laws). Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

CATCHMARK TIMBER TRUST, INC.
By: /s/ Brian M. Davis
Brian M. Davis
Senior Vice President and Chief Financial Officer
Dated: November 3, 2014